UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2020

AMC NETWORKS INC.

(Exact name of registrant as specified in its charter)

Delaware	No. 1-35106	No. 27-5403694
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11 Penn Plaza New York, NY	10001
(Address of principal executive offices)	(Zip Code)

(212) 324-8500

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	AMCX	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

2020 Outlook

The impact of the novel coronavirus (“COVID-19”) and measures to prevent its spread are affecting our businesses in a number of ways. To date, we have experienced adverse advertising sales impacts and suspended content production, which has led to delays in the creation and availability of some of our television programming.

We expect that the ultimate impact of the COVID-19 pandemic, including the extent of any adverse impact on our business, results of operations and financial condition, will depend on, among other things, the duration and spread of the pandemic, the impact of governmental regulations that have been, and may continue to be, imposed in response to the pandemic, the effectiveness of actions taken to contain or mitigate the outbreak, and global economic conditions. At this time, we cannot predict the duration of and degree to which supply and demand for our products and services, including advertising, will be affected. This makes it challenging for management to estimate the future performance of our businesses, particularly over the near to medium term. However, the COVID-19 pandemic could have an adverse impact on our business, results of operations and financial condition, including during the near to medium term.

Due to the uncertainty of the financial impact of COVID-19, we are withdrawing the first quarter and full year 2020 guidance that we provided on our fourth quarter and full year 2019 earnings call on February 26, 2020. We are not providing an updated fiscal outlook at this time.

Liquidity

As previously disclosed, as of December 31, 2019, we had $816 million of cash and cash equivalents on our balance sheet. In addition, we have access to a committed $500 million revolving credit facility. We have no outstanding borrowings under the revolving credit facility or commercial paper outstanding. We have corporate debt maturities of $56 million in 2020 and $75 million in 2021 related to our Term Loan A Facility. On March 4, 2020, we redeemed $200 million principal amount of the outstanding $600 million principal amount of our 4.75% Notes due 2022.

Forward-Looking Statements

This Current Report on Form 8-K may contain statements that constitute forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995, including the potential impact of the COVID-19 outbreak on our business, results of operations and financial condition. Investors are cautioned that any such forward-looking statements are not guarantees of future results and involve risks and uncertainties, and that actual results or developments may differ materially from the forward-looking statements as a result of various factors. An extensive list of factors that can affect future results are discussed in AMC Networks’ Annual Report on Form 10-K and other documents filed from time to time with the Securities and Exchange Commission. AMC Networks disclaims any obligation to update or revise the forward-looking statements contained herein, except as otherwise required by applicable federal securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 27, 2020	AMC NETWORKS INC. (Registrant)

	By:	/s/ Sean S. Sullivan
	Name:	Sean S. Sullivan
	Title:	Executive Vice President and Chief Financial Officer